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                                                                    EXHIBIT 11.1

                              MEGATEST CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)




                                                                 THREE MONTHS ENDED:             SIX MONTHS ENDED:
                                                                 -------------------             -----------------

                                                                  FEBRUARY 28, 1995              FEBRUARY 28, 1995
                                                                  -----------------              -----------------
Weighted average number of common shares outstanding  . . . . . .      7,179                             7,177
Common share equivalents:
   Dilutive effect of stock options . . . . . . . . . . . . . . .
                                                                          --                                --
                                                                    --------                        ----------

Total average common and common equivalent shares . . . . . . . .      7,179                             7,177
                                                                    ========                        ==========

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ (3,628)                       $  (16,094)
                                                                    ========                        ==========
Net income per common and common equivalent share   . . . . . . .   $  (0.51)                       $    (2.24)
                                                                    ========                        ==========



                                                                  FEBRUARY 28, 1994               FEBRUARY 28, 1994
                                                                  -----------------               -----------------
Weighted average number of common shares outstanding  . . . . . .      7,141                             6,855
Common share equivalents:
   Dilutive effect of stock options . . . . . . . . . . . . . . .
                                                                         178                               189
                                                                   ---------                         ---------

Total average common and common equivalent shares . . . . . . . .      7,319                             7,044
                                                                    ========                          ========

Income before accounting change . . . . . . . . . . . . . . . . .    $ 2,091                           $ 3,869
                                                                     =======                           =======
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 2,091                           $ 5,569
                                                                     =======                           =======
Income per common and common equivalent share
         before accounting change   . . . . . . . . . . . . . . .   $   0.29                          $   0.55
                                                                    ========                          ========
Net income per common and common equivalent share   . . . . . . .   $   0.29                          $   0.79
                                                                    ========                          ========





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